Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.
45 Hazelton Avenue
Toronto, Ontario M5R 2E3

CONTACTS:	Donna Granato
Director, Finance & Investor Relations
416-960-9000
dgranato@mdc-partners.com

MDC PARTNERS INC. ANNOUNCES FINANCIAL RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005

TORONTO, Ontario (August 5, 2005) – MDC Partners Inc. (“MDC Partners”) today announced its financial results for the three and six months ended June 30, 2005.

Consolidated revenues for the three months ended June 30, 2005 were $108.5 million, an increase of 45% compared to $74.7 million in the same period of 2004. Operating income was $3.6 million versus $5.6 million reported in the second quarter of 2004. Net loss from continuing operations for the three months ended June 30, 2005 was ($1.3) million versus income from continuing operations of $3.2 million for the same period in 2004.  Diluted loss per share from continuing operations for the second quarter of 2005 was ($0.06), compared to diluted earnings per share of  $0.13 last year.

Consolidated revenues for the six months ended June 30, 2005 were $200.9 million, an increase of 40% compared to $143.1 million in the same period of 2004. Operating income was $2.2 million versus $1.3 million reported in the first half of 2004, an increase of 70%. Net loss from continuing operations for the six months ended June 30, 2005 was ($5.1) million versus income from continuing operations of $13.0 million for the same period in 2004.  The first half 2005 loss from continuing operations included pre-tax other income of $1.0 million, compared to a pre-tax net gain on asset sales and settlement of debt of $16.2 million in the first half of 2004.  Excluding the impact of these gains, the loss from continuing operations would have been ($5.8) million in the first half of 2005 versus income from continuing operations of $2.5 million in the same period of 2004.

Diluted loss per share from continuing operations for the first six months of 2005 was ($0.23), compared to diluted earnings per share of $0.57 reported last year.

“We are pleased with our achievements during the first half of 2005 including continued success with new business and EBITDA margin improvement of our marketing agencies from 16.2% in the second quarter of 2004 to 17.6% in the second quarter of 2005,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

Revenue for MDC’s Marketing Communications’ segment was $91.8 million for the second quarter of 2005 compared to $57.5 million in 2004, representing a year-over-year increase of 60%.  This increase included organic revenue growth of 5.4% for the quarter.  Operating profit for Marketing Communications for the second quarter of 2005 increased by approximately 39% to $10.1 million from $7.3 million.  Marketing Communications revenue for the first half of 2005 increased 55% to $167.0 million from $107.8 million and operating profit for the same period increased 34% to $15.4 million from $11.5 million from the first half of 2004.  The increase in Marketing Communications revenues during the first half of 2005 included organic revenue growth of 11.1%.

Revenues recorded by Secure Products International for the second quarter of 2005 were $16.7 million, representing a decrease of $0.5 million compared to 2004.  The Secure Products International Group posted an operating loss of ($1.3) million, compared with a profit of $0.6 million in 2004.  For the first half of 2005, Secure Products reported revenue of $33.9 million versus $35.3 million in the first half of 2004.  Operating loss for the first half of 2005 was ($1.9) million compared to operating profit in the first half of 2004 of $0.9 million.

“Significant accomplishments during the first half of 2005 included the acquisition of the Zyman Group, improvement of the balance sheet through the issuance of a convertible debenture and the completion of our 2004 Sarbanes-Oxley testing and subsequent filing of our report.  The Company has also made substantial improvements through the attraction of management and creative talent throughout our operations.  This positions us for a strong second half of 2005 and beyond,” said Steven Berns, Vice Chairman and Executive Vice President.

The Company will provide significant additional details on its business results on its conference call (see details below).

Conference Call

Management will host a conference call today at 8:30 a.m. (EST) to discuss the results and will be accessible by dialing 416-640-4127 or toll free 800-814-4853.  An investor presentation has been posted to our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services, and secure transaction products and services, to clients in the North America, Europe, Australia and Latin America.  Through its partnership of entrepreneurial firms, its Marketing Communications Group provides advertising and specialized communication services to leading brands.  The Secure Products Group provides security products and services in three primary areas including electronic transaction products, secure ticketing products and stamps.  MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.SV.A”.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, particularly regarding the financial and strategic impact of acquiring the Zyman Group, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•                  risks associated with effects of national and regional economic conditions;

•                  the Company’s ability to attract new clients and retain existing clients;

•                  the financial success of the Company’s clients;

•                  the Company’s ability to remain in compliance with its credit facility;

•                  risks arising from potential material weaknesses in internal control over financial reporting;

•                  the Company’s ability to retain and attract key employees;

•                  the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•                  foreign currency fluctuations.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

MDC PARTNERS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

SECOND QUARTER 2005 AND 2004

(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue
Services	$91,795	$57,488	$167,005	$107,824
Products	16,687	17,233	33,858	35,270
	108,482	74,721	200,863	143,094
Operating Expenses
Cost of services sold	53,838	34,614	101,538	71,206
Cost of products sold	11,473	10,386	22,356	21,561
Office and general expenses	32,231	21,229	62,866	43,801
Depreciation and amortization	7,390	2,866	11,905	5,236
	104,932	69,095	198,665	141,804

Operating Income	3,550	5,626	2,198	1,290

Other Income (Expense)
Other income (expense) and settlement of long-term debt	907	(98)	964	16,224
Foreign exchange gain	99	288	279	458
Interest expense, net	(2,128)	(2,253)	(3,402)	(4,591)
Income from Continuing Operations Before Income Taxes, Equity in Affiliates and Minority Interests	2,428	3,563	39	13,381

Income Taxes (Recovery)	(1,626)	(589)	(2,597)	(392)

Income from Continuing Operations Before Equity in Affiliates and Minority Interests	4,054	4,152	2,636	13,773
Equity in Earnings of Non Consolidated Affiliates	91	1,343	275	2,884
Minority Interests in Income of Consolidated Subsidiaries	(5,493)	(2,343)	(8,042)	(3,640)

Income (Loss) From Continuing Operations	(1,348)	3,152	(5,131)	13,017
Discontinued Operations	384	(2,220)	384	(3,620)
Net Income (Loss)	$(964)	$932	$(4,747)	$9,397

Earnings (Loss) Per Common Share
Basic:
Continuing Operations	$(0.06)	$0.14	$(0.23)	$0.64
Discontinued Operations	0.02	(0.10)	0.02	(0.18)
Net Income (Loss)	$(0.04)	$0.04	$(0.21)	$0.46

Diluted:
Continuing Operations	$(0.06)	$0.13	$(0.23)	$0.57
Discontinued Operations	0.02	(0.09)	0.02	(0.15)
Net Income (Loss)	$(0.04)	$0.04	$(0.21)	$0.42

Weighted Average Number of Common Shares:
Basic	23,521,175	21,772,706	22,867,842	20,388,169
Diluted	23,521,175	23,727,869	22,867,842	24,238,957

MDC PARTNERS INC.

SEGMENTED INFORMATION - BY OPERATING DIVISION

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Marketing Communications
Revenue	$91,795	$57,488	$167,005	$107,824
Operating Profit	10,103	7,291	15,388	11,450
EBITDA	10,672	6,981	16,826	11,512
Secure Products International
Revenue	$16,687	$17,233	$33,858	$35,270
Operating Profit	(1,331)	570	(1,910)	880
EBITDA	(325)	1,377	159	2,362
Corporate and Other
Revenue	$—	$—	$—	$—
Operating Profit	(5,222)	(2,235)	(11,280)	(11,040)
EBITDA	(4,097)	(3,415)	(9,130)	(6,192)

MDC PARTNERS INC.

RECONCILIATION OF EBITDA* TO OPERATING PROFIT

(US$ in 000s)

For the Three Months June 30, 2005

		Secure
	Marketing	Products	Corporate &
	Communications	International	Other	Total
Operating Profit (Loss) as Reported	$10,103	$(1,331)	$(5,222)	$3,550

Add:
Depreciation and amortization	6,062	1,006	322	7,390
Stock-based compensation	—	—	803	803
	16,165	(325)	(4,097)	11,743

Less: Minority Interests	(5,493)	—	—	(5,493)

EBITDA*	$10,672	$(325)	$(4,097)	$6,250

*                 EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.

RECONCILIATION OF EBITDA* TO OPERATING PROFIT

(US$ in 000s)

For the Three Months June 30, 2004

		Secure
	Marketing	Products	Corporate &
	Communications	International	Other	Total
Operating Profit (Loss) as Reported	$7,291	$570	$(2,235)	$5,626

Add:
Depreciation and amortization	2,033	807	26	2,866
Stock-based compensation	—	—	(1,206)	(1,206)
	9,324	1,377	(3,415)	7,286

Less: Minority Interests	(2,343)	—	—	(2,343)

EBITDA*	$6,981	$1,377	$(3,415)	$4,943

*                 EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.

RECONCILIATION OF EBITDA* TO OPERATING PROFIT

(US$ in 000s)

For the Six Months June 30, 2005

		Secure
	Marketing	Products	Corporate &
	Communications	International	Other	Total
Operating Profit (Loss) as Reported	$15,388	$(1,910)	$(11,280)	$2,198

Add:
Depreciation and amortization	9,480	2,069	356	11,905
Stock-based compensation	—	—	1,794	1,794
	24,868	159	(9,130)	15,897

Less: Minority Interests	(8,042)	—	—	(8,042)

EBITDA*	$16,826	$159	$(9,130)	$7,855

*                 EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.

RECONCILIATION OF EBITDA* TO OPERATING PROFIT

(US$ in 000s)

For the Six Months June 30, 2004

		Secure
	Marketing	Products	Corporate &
	Communications	International	Other	Total
Operating Profit (Loss) as Reported	$11,450	$880	$(11,040)	$1,290

Add:
Depreciation and amortization	3,702	1,482	52	5,236
Stock-based compensation	—	—	4,796	4,796
	15,152	2,362	(6,192)	11,322

Less: Minority Interests	(3,640)	—	—	(3,640)

EBITDA*	$11,512	$2,362	$(6,192)	$7,682

*                 EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation less minority interests.

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30,	December 31,
	2005	2004
Assets
Current Assets:
Cash and cash equivalents	$16,114	$22,673
Accounts receivable, net	111,892	111,399
Expenditures billable to clients	12,193	8,296
Inventories	10,421	10,792
Prepaid and other current assets	5,800	3,849
Current Assets	156,420	157,009

Fixed Assets, at cost, net	62,702	55,365
Investment in Affiliates	10,339	10,771
Goodwill	193,635	146,494
Other Intangible Assets, net	61,954	47,273
Deferred Tax Assets	15,746	12,883
Assets of Held for Sale	—	622
Other Assets	10,884	7,438

Total Assets	$511,680	$437,855

Liabilities and Shareholders’ Equity
Current Liabilities:
Short term debt	$7,364	$6,026
Accounts payable	69,842	77,425
Accrued and other liabilities	62,048	58,347
Advance billings, net	45,507	46,090
Current portion of long term debt	3,480	3,218
Deferred acquisition consideration	416	1,775
Total Current Liabilities	188,657	192,881

Long-Term Debt	117,172	50,320
Liabilities Related to Assets Held for Sale	—	867
Other Liabilities	7,465	4,857
Deferred Tax Liabilities	760	854
Total Liabilities	314,054	249,779

Minority Interests	44,981	45,052

Shareholders’ Equity:
Common stock	178,574	164,065
Share Capital to be Issued	3,909	3,909
Additional Paid in Capital	18,978	17,113
Deficit	(49,830)	(45,083)
Accumulated other comprehensive income	1,014	3,020
Total Shareholders’ Equity	152,645	143,024

Total Liabilities and Shareholders’ Equity	$511,680	$437,855